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Western Asset Funds, Inc.

Amended and Restated Multiple Class (Rule 18f-3) Plan

February 27, 2012

This Plan is adopted by Western Asset Funds, Inc. (the “Company”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”), in order to document the separate arrangements and expense allocations of each of the classes of shares (the “Classes”) of the constituent series of the Company specified on Schedule A attached hereto (the “Multi-class Funds”).

Section 1. Class Designations

The types of Classes are “Class A,” “Class C,” “Class R,” “Class IS,” “Class I,” and “Class FI.” Each Class has a different arrangement for shareholder services or distribution or both, as follows:

1.	Class A Shares – are offered subject to an initial sales charge as set forth in the Fund’s Prospectus or Statement of Additional Information, each as amended or supplemented from time to time (collectively, the “Prospectus”). Class A shares of a Fund shall be subject to a contingent deferred sales charge and expenses incurred under a shareholder services and distribution plan adopted in accordance with Rule 12b-1 under the Act (“Distribution Plan”) as set forth in the Fund’s Prospectus.

2.	Class C Shares – are offered subject to a contingent deferred sales charge as set forth in the Fund’s Prospectus and expenses incurred under a Distribution Plan as set forth in the Fund’s Prospectus.

3.	Class R Shares – are offered with no sales charges, but are subject to expenses incurred under a Distribution Plan as set forth in the Fund’s Prospectus.

4.	Class IS Shares – are offered with no sales charges or distribution expenses.

5.	Class I Shares – are offered with no sales charges or distribution expenses.

6.	Class FI Shares – are offered with no sales charges, but are subject to expenses incurred under a Distribution Plan as set forth in the Fund’s Prospectus.

Section 2. Voting

Each Class shall have the voting rights set out in the Articles of Incorporation and By-Laws of the Company, as they may be amended from time to time. Any Class of shares of the Company shall have the right to vote with respect to the Distribution Plan applicable to that Class.

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Section 3. Allocation of Expenses Between Classes

Distribution Expenses. All expenses incurred under a Class’s Distribution Plan shall be allocated to that Class.

Other Class Expenses. All other expenses, to the extent they are determined by the Directors, or by the Company’s investment manager or investment advisers, to have been incurred by or in respect of one but not all Classes of a Multi-class Fund or otherwise unequally as between such Classes, shall be allocated as between the Classes in any manner, consistent with Rule 18f-3, that the Directors may in their discretion consider fair and equitable. In light of the foregoing, the Directors have currently determined that the expenses as set forth in Schedule B attached hereto shall be allocated to the Class A, Class C, Class R, Class IS, Class I or the Class FI as shown on Schedule B. Schedule B may be modified from time to time by the Directors and such modification shall not constitute an amendment to this Plan which must be submitted to the shareholders of either Class.

Section 4. Other Allocations and Waivers/Reimbursements

Expenses Applicable to More than One Fund. Expenses incurred by the Company on behalf of a Fund, including any Multi-class Fund, shall be allocated to that Fund, and expenses incurred by the Company on behalf of more than one Fund shall be allocated among the Funds that incurred the expenses based on the net asset values of the several Funds in relation to the aggregate net asset value of all Funds to which the expense relates, or on such other basis as the Directors may in their discretion consider fair and equitable.

Other Allocations. Income, realized and unrealized capital gains and losses, and expenses other than expenses allocated pursuant to Section 3 shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Multi-class Fund, or on such other basis, consistent with Rule 18f-3, as the Directors may in their discretion consider fair and equitable.

Waivers and Reimbursements. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or Class to that person or to reimburse any or all expenses of a Fund or Class.

Section 5. Exchanges

Shareholders of a Class may, as and to the extent permitted by the Prospectus of the Funds in question, exchange their shares for shares of the same Class of any other Fund, or for shares of a different Class of the same Fund, in accordance with Section 11(a) of the Act and the rules thereunder, to the extent applicable. For these purposes, the term “Fund” includes any series of Western Asset Funds, Inc. and any other registered open-end investment company (or series thereof) that has the same principal underwriter as Western Asset Funds, Inc.

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Schedule A to Multi-Class Plan

Constituent Series of Western Asset Funds, Inc.

To Which the Multi-Class Plan Applies

Fund

Western Asset Intermediate Bond Fund

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset Inflation Indexed Plus Bond Fund

Western Asset High Yield Fund

Western Asset Non-U.S. Opportunity Bond Fund

Western Asset Global Multi-Sector Fund

Western Asset Enhanced Equity Fund

Western Asset Limited Duration Bond Fund

Western Asset Total Return Unconstrained Fund

Western Asset Asian Opportunities Fund

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Schedule B to Multi-Class Plan

Allocation of Class Expenses

Class A Shares

1.	Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class A Shares;

2.	Registration fees (other than State registration fees imposed on a company or Fund-wide basis and Securities and Exchange Commission registration fees) for Class A Shares;

3.	Litigation or other legal expenses relating solely to Class A Shares;

4.	Transfer agency fees, recordkeeping and sub-accounting fees and shareholder servicing expenses relating solely to Class A Shares;

5.	Directors’ fees incurred as a result of issues relating solely to Class A Shares; and

6.	The expense of holding meetings solely for holders of Class A Shares.

Class C Shares

1.	Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class C Shares;

2.	Registration fees (other than State registration fees imposed on a company or Fund-wide basis and Securities and Exchange Commission registration fees) for Class C Shares;

3.	Litigation or other legal expenses relating solely to Class C Shares;

4.	Transfer agency fees, recordkeeping and sub-accounting fees and shareholder servicing expenses relating solely to Class C Shares;

5.	Directors’ fees incurred as a result of issues relating solely to Class C Shares; and

6.	The expense of holding meetings solely for holders of Class C Shares.

Class R Shares

1.	Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class R Shares;

2.	Registration fees (other than State registration fees imposed on a company or Fund-wide basis and Securities and Exchange Commission registration fees) for Class R Shares;

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3.	Litigation or other legal expenses relating solely to Class R Shares;

4.	Transfer agency fees, recordkeeping and sub-accounting fees and shareholder servicing expenses relating solely to Class R Shares;

5.	Directors’ fees incurred as a result of issues relating solely to Class R Shares; and

6.	The expense of holding meetings solely for holders of Class R Shares.

Class IS Shares

1.	Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class IS Shares;

2.	Registration fees (other than State registration fees imposed on a company or Fund-wide basis and Securities and Exchange Commission registration fees) for Class IS Shares;

3.	Litigation or other legal expenses relating solely to Class IS Shares;

4.	Transfer agency fees and shareholder servicing expenses relating solely to Class IS Shares;

5.	Directors’ fees incurred as a result of issues relating solely to Class IS Shares; and

6.	The expense of holding meetings solely for holders of Class IS Shares.

Class I Shares

1.	Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class I Shares;

2.	Registration fees (other than State registration fees imposed on a company or Fund-wide basis and Securities and Exchange Commission registration fees) for Class I Shares;

3.	Litigation or other legal expenses relating solely to Class I Shares;

4.	Transfer agency fees, recordkeeping and sub-accounting fees and shareholder servicing expenses relating solely to Class I Shares;

5.	Directors’ fees incurred as a result of issues relating solely to Class I Shares; and

6.	The expense of holding meetings solely for holders of Class I Shares.

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Class FI Shares

1.	Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class FI Shares;

2.	Registration fees (other than State registration fees imposed on a company or Fund-wide basis and Securities and Exchange Commission registration fees) for Class FI Shares;

3.	Litigation or other legal expenses relating solely to Class FI Shares;

4.	Transfer agency fees, recordkeeping and sub-accounting fees and shareholder servicing expenses relating solely to Class FI Shares;

5.	Directors’ fees incurred as a result of issues relating solely to Class FI Shares; and

6.	The expense of holding meetings solely for holders of Class FI Shares.